                                                                Exhibit(d)(3)(a)

                                 AMENDMENT NO. 3
                              MANAGEMENT AGREEMENT

     Effective June 30, 2006, pursuant to adoption by the Board of Trustees on September 7, 2000, the following amendments are made to the Ultra Series Fund Management Agreement dated February 5, 1997.

     1. Paragraph No. 1 of the Recitals section of the Management Agreement is amended to read as follows:

          "1. The fund is a series-type, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940
     Act) that currently consists of thirteen investment portfolios (each, a Series) designated as Money Market, Bond, Balanced, High Income, Large Cap Value, Mid Cap Value, Large Cap Growth, Mid Cap Growth, International Stock, Global Securities, Conservative Allocation, Moderate Allocation and Aggressive Allocation Funds, each such Series having its own investment objective;"

     2. Article 3 entitled Compensation of Manager is amended to add the following annual rate to the current list of rates:

"Conservative Allocation   30%"
"Moderate Allocation       30%"
"Aggressive Allocation     30%"

                                        ULTRA SERIES FUND


                                        By: /s/ Lawrence R. Halverson
                                            ------------------------------------
                                        Name: Lawrence R. Halverson
                                        Title: Senior Vice President


ATTEST:


/s/ Diane M. Fisher
-------------------------------------


                                        MEMBERS CAPITAL ADVISORS, INC.


                                        By: /s/ David P. Marks
                                            ------------------------------------
                                        Name: David P. Marks
                                        Title: President


ATTEST:


/s/ Diane M. Fisher
-------------------------------------